UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Charles Schwab Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2022

On April 1, 2022, The Charles Schwab Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for May 17, 2022. This supplement updates and replaces the disclosure in the Proxy Statement under the first paragraph of “Information about Voting Procedures and Proxies—How is my vote counted?,” with respect to the vote required for election or approval and the treatment and effect of abstentions.

You may vote either “for” or “against” or “abstain” from voting on each director nominee, the proposal on declassification of the board of directors, the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the approval of the 2022 Stock Incentive Plan, the approval of the management proposal on proxy access, and on the stockholder proposals. If you abstain from voting on any director nominee, the abstention will not count as a vote cast on the proposal to elect that director. If you abstain from voting on the proposal on declassification of the board of directors, the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the approval of the 2022 Stock Incentive Plan, the approval of the management proposal on proxy access or the stockholder proposals, it will have the same effect as a vote “against” that proposal.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

Important Information

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the disclosure in the Proxy Statement under “Information about Voting Procedures and Proxies—What if I change my mind after I submit my proxy?” for instructions on how to do so.